Andrea Prochniak, Investors 212.756.4542 andrea.prochniak@abglobal.com Jonathan Freedman, Media 212.823.2687 jonathan.freedman@abglobal.com

AB Announces June 30, 2016 Assets Under Management
New York, NY, July 12, 2016 - AllianceBernstein L.P. (“AB”) and AllianceBernstein Holding L.P. (“AB Holding”) (NYSE: AB) today announced that preliminary assets under management increased to $490 billion during June 2016 from $487 billion at the end of May. Market appreciation, including the positive impact of currency moves against the dollar, largely drove the 0.6% increase, though net inflows to our Retail, Institutions and Private Wealth Management channels contributed as well. Our month-end number excludes $3 billion in Customized Retirement Strategies (CRS) assets in our Institutions channel that were reclassified out of AUM following a change to a consulting role with a client. This will have no impact on fees. In addition, and as previously reported, our July AUM figure will reflect a reduction of approximately $7 billion as the result of the conclusion of our 529 CollegeBound Fund relationship with the state of Rhode Island.

AB (The Operating Partnership)
Assets Under Management ($ in Billions)

	At June 30, 2016				At May 31
					2016

			Private
	Institutions	Retail	Wealth	Total	Total

Equity
Actively Managed	$25	$46	$39	$110	$111
Passive	20	26	—	46	47
Total Equity	45	72	39	156	158

Fixed Income
Taxable	159	60	10	229	222
Tax-Exempt	2	14	22	38	36
Passive	1	10	—	11	11
Total Fixed Income	162	84	32	278	269

Other(1)	42	6	8	56	60
Total	$249	$162	$79	$490	$487

	At May 31, 2016

Total	$248	$160	$79	$487

(1) Includes Multi Asset services and solutions and certain alternative investments.

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Cautions Regarding Forward-Looking Statements
Certain statements provided by management in this news release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. The most significant of these factors include, but are not limited to, the following: the performance of financial markets, the investment performance of sponsored investment products and separately-managed accounts, general economic conditions, industry trends, future acquisitions, competitive conditions, and current and proposed government regulations, including changes in tax regulations and rates and the manner in which the earnings of publicly-traded partnerships are taxed. AB cautions readers to carefully consider such factors. Further, such forward-looking statements speak only as of the date on which such statements are made; AB undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. For further information regarding these forward-looking statements and the factors that could cause actual results to differ, see “Risk Factors” and “Cautions Regarding Forward-Looking Statements” in AB’s Form 10-K for the year ended December 31, 2015 and Form 10-Q for the quarter ended March 31, 2016. Any or all of the forward-looking statements made in this news release, Form 10-K, Forms 10-Q, other documents AB files with or furnishes to the SEC and any other public statements issued by AB, may turn out to be wrong. It is important to remember that other factors besides those listed in “Risk Factors” and “Cautions Regarding Forward-Looking Statements”, and those listed above, could also adversely affect AB’s financial condition, results of operations and business prospects.
About AB
AB is a leading global investment management firm that offers high-quality research and diversified investment services to institutional investors, individuals and private wealth clients in major world markets.
At June 30, 2016, AB Holding owned approximately 35.9% of the issued and outstanding AB Units and AXA, one of the largest global financial services organizations, owned an approximate 63.8% economic interest in AB.
Additional information about AB may be found on our website, www.abglobal.com.

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